                                                                    EXHIBIT 99.2

        INTRODUCTION TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial statements have been prepared based on our historical financial statements and those of the acquired Pillsbury and General Mills Businesses (Acquired Businesses). The pro forma combined financial statements include adjustments to give pro forma effect to
(i) the acquisition and (ii) new financing arrangements that were entered into to purchase the Acquired Businesses and refinance our debt obligations.

The pro forma combined balance sheet gives pro forma effect to the acquisition as if it occurred on September 1, 2001 and combines our consolidated balance sheet as of September 1, 2001 with the Acquired Businesses Combined Statement of Direct Assets as of September 30, 2001. The pro forma combined statements of operations gives pro forma effect to the acquisition as if it occurred on March 1, 2000. Our consolidated statement of operations for the fiscal year ended March 3, 2001 is combined with the Acquired Businesses Combined Statement of Direct Earnings before Interest and Taxes for the twelve months ended March 31, 2001. Our consolidated statement of operations for the six months ended September 1, 2001 is combined with the Acquired Businesses Combined Statement of Direct Earnings before Interest and Taxes for the six months ended September 30, 2001.

The pro forma adjustments are based upon available information and various assumptions that we believe are reasonable. The pro forma adjustments are described in accompanying notes. The acquisition will be accounted for using the purchase method of accounting. Allocation of the purchase price has been determined based upon preliminary information and appraisals that are still in progress, and is subject to change.

The pro forma adjustments do not reflect additional costs, including marketing and product development, which we expect to incur to operate the Acquired Businesses. In addition, the pro forma adjustments do not reflect non-recurring transition costs that will be incurred subsequent to the acquisition.

The unaudited pro forma combined financial statements do not purport to represent what our financial position or results of operations would actually have been if the acquisition had in fact occurred on the dates indicated. In addition, the unaudited pro forma combined financial statements are not necessarily representative of our financial position or results of operations at any future date or for any future period. The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements of International Multifoods, filed as part of our Annual Report on Form 10-K for the fiscal year ended March 3, 2001, and the historical financial statements of the Acquired Businesses, which are contained herein.

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              International Multifoods Corporation and Subsidiaries
                   Unaudited Pro Forma Combined Balance Sheet
                             As of September 1, 2001
                                 (in thousands)

                                                                                    Pro Forma
                                                           Acquired      ------------------------------
                                       Historical         Businesses     Adjustments           Results
                                       ----------         ----------     -----------         ----------
ASSETS
Current assets:
   Cash and cash equivalents            $ 11,157           $     -        $      -           $   11,157
   Trade accounts receivable,
     net                                 150,436                 -          19,334 (a)          169,770
   Inventories                           207,947            74,799          (8,390)(b)          274,356
   Other current assets                   61,948             2,191           3,328 (c)           67,467
                                        --------           -------        --------           ----------
     Total current assets                431,488            76,990          14,272              522,750
Property, plant and
   equipment, net                        208,544            22,465           1,016 (d)          232,025
Goodwill and other
   acquisition related
   intangibles, net                       91,397                 -         160,990 (e)          252,387
Other assets                              89,401               482          97,800 (f)          187,683
                                        --------           -------        --------           ----------
     Total assets                       $820,830           $99,937        $274,078           $1,194,845
                                        ========           =======        ========           ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Notes payable                        $102,472           $     -        $(52,023)(g)       $   50,449
   Current portion of long-term debt           -                 -          22,000 (g)           22,000
   Accounts payable                      205,724                 -               -              205,724
   Other current liabilities              39,683             5,539          16,856 (h)           62,078
                                        --------           -------        --------           ----------
      Total current liabilities          347,879             5,539         (13,167)             340,251
Long-term debt, net of current portion   145,462                 -         382,538 (g)          528,000
Employee benefits and other liabilities   65,214                 -           5,930 (i)           71,144
                                        --------           -------        --------           ----------
      Total liabilities                  558,555             5,539         375,301              939,395
                                        --------           -------        --------           ----------

Shareholders' equity                     262,275            94,398        (101,223)(j)          255,450
                                        --------           -------        --------           ----------
      Total liabilities and
         shareholders' equity           $820,830           $99,937        $274,078           $1,194,845
                                        ========           =======        ========           ==========

(a) Reflects termination of receivable securitization agreement, which was required as a result of our new financing arrangements.

(b) Reflects adjustment as we only purchased finished goods of the Pillsbury businesses as of the closing date.

(c) Reflects the capitalization of deferred financing costs (current portion) in connection with the financing of the acquisition, the tax benefit on a loss on the cancellation of a debt offering (see note (j)) and the elimination of prepaid expenses of the Acquired Businesses, which Multifoods did not purchase.

(d) Adjustment reflects that Multifoods did not purchase the production equipment at Pillsbury's Murfreesboro, Tennessee and Martel, Ohio plants, which are included in the historical financial statements of the Acquired Businesses. Adjustment also includes the addition of certain equipment at the General Mills' Toledo, Ohio plant that was purchased at the closing date.

(e) Reflects the preliminary allocations, based on currently available information, of the purchase price to the estimated fair value of the net assets acquired in the acquisition. The asset purchase and sale agreement related to the acquisition sets a target inventory balance of $51,500. The purchase price for the Acquired Businesses on the closing date of the acquisition will be adjusted to the extent that the actual inventory balance is greater than or less than $51,500. For purposes of determining the inventory adjustment to the purchase price below, we have assumed that the value of such inventory on the date of closing of the acquisition will be

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         $65,390, which is equal to the value of such inventory on September 30,
         2001. The allocation of the purchase price is subject to adjustment based on the actual inventory balance of the Acquired Businesses on the closing date and based on the results of appraisals and analyses.

              Purchase price, including transaction costs                             $  310,210
              Purchase price, inventory adjustment:
                  Acquired business inventory                             65,390
                  Target inventory                                       (51,500)
                                                                         -------
                      Inventory adjustment to purchase price                              13,890
                                                                                      ----------
              Adjusted purchase price                                                    324,100
                                                                                      ----------

              Less net assets acquired:
              Net assets at historical cost                                               94,398
              Adjustment for assets not acquired and liabilities
                  not assumed                                                            (13,237)
              Advance for equipment to be delivered after closing,
                  estimated value (see note (f))                                          68,879
              Deferred tax liability on write-up of assets
                  (see note (i))                                                          (5,930)
              Receivable from Sellers                                                     10,000
              Fair value of loan guarantee (see note (j))                                  9,000
                                                                                      ----------
                  Estimated fair market value of net assets acquired                     163,110
                                                                                      ----------
              Excess of purchase price over fair value of net
                  assets acquired                                                     $  160,990
                                                                                      ==========

         The adjustment of $160,990 represents the excess of the purchase price over the sum of the estimated amounts assigned to identifiable assets acquired, less liabilities assumed in the acquisition. A portion of this amount will ultimately be assigned to identifiable intangible assets acquired as part of the final purchase price allocation. Intangible assets acquired include trademarks and trademark licenses. After the final allocation to identifiable assets and assumed liabilities is completed, the remaining balance will be classified as goodwill.

(f)      Reflects the following adjustments:

              Capitalization of deferred financing costs                                  $10,985
              Reclassification of repair parts to inventory                                  (482)
              Write-off of capitalized financing costs on existing credit facilities         (582)
              Receivable from Sellers                                                      10,000
              Fair value of loan guarantee                                                  9,000
              Advance for equipment to be delivered (see note below)                       68,879
                                                                                          -------
                                                                                          $97,800
                                                                                          =======


         Under the agreements related to the acquisition, General Mills must purchase and install certain additional equipment at its Toledo, Ohio plant as part of the conversion of this plant for Multifoods use. In addition, General Mills will purchase and install certain equipment at our Elyria, Ohio plant.

(g) Reflects the net borrowings to finance the acquisition and repay existing debt.

(h) Reflects balance due to General Mills for the purchase price adjustment associated with inventory (see note (e)) and elimination of liabilities that Multifoods did not assume.

(i) Reflects deferred tax liability on the write-up of assets that are not recognized for tax purposes.

(j)      Reflects the following adjustments:

         Elimination of equity associated with net assets of the Acquired Businesses          $ (94,398)
         Write-off of capitalized financing costs on existing credit facilities, a loss on the redemption of our outstanding medium-term
            notes and a loss on cancellation of a high-yield debt offering, net
            of tax benefit (see note below)                                                      (6,825)
                                                                                              ---------
                                                                                              $(101,223)
                                                                                              =========


         We incurred a pre-tax loss of $10,304 for underwriting and other direct costs associated with the planned issuance of $200 million in high-yield unsecured notes. We cancelled the debt offering as more favorable financing become available when, as part of the acquisition, a Seller agreed to guarantee $200 million of our debt obligations.

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             International Multifoods Corporation and Subsidiaries
              Unaudited Pro Forma Combined Statement of Operations
                       Six Months Ended September 1, 2001
                    (in thousands, except per share amounts)

                                                                                                     Pro Forma
                                                                          Acquired          --------------------------
                                                       Historical        Businesses         Adjustments       Results
                                                      -----------        ----------         -----------     ----------
Net sales                                              $1,350,981          $250,182           $(46,311)(a)  $1,554,852
Cost of goods sold                                     (1,265,201)         (136,369)                 -      (1,401,570)
                                                      -----------        ----------         -----------     ----------
 Gross profit                                              85,780           113,813            (46,311)        153,282
Selling, general and administrative                       (70,041)          (77,998)            46,311 (b)    (101,728)
Unusual items                                                (344)                -                  -            (344)
                                                      -----------        ----------         -----------     ----------
 Operating earnings                                        15,395            35,815                  -          51,210
Interest, net                                              (7,155)                -            (10,747)(c)     (17,902)
Other income (expense), net                                  (369)                -                369 (d)           -
                                                      -----------        ----------         -----------     ----------
 Earnings before income taxes                               7,871            35,815            (10,378)         33,308
Income taxes                                               (2,991)                -             (9,793)(e)     (12,784)
                                                      -----------        ----------         -----------     ----------
 Net earnings                                          $    4,880          $ 35,815           $(20,171)     $   20,524
                                                      ===========        ==========         ===========     ==========

Earnings per share:
 Basic                                                 $     0.26                                           $     1.09
 Diluted                                               $     0.26                                           $     1.08

Average shares of common stock outstanding:
 Basic                                                     18,789                                               18,789
 Diluted                                                   19,017                                               19,017

(a) Reflects the reclassification of trade spending costs, which were classified as selling expense by the Acquired Businesses, to a deduction of net sales by Multifoods.

(b) Reflects the reclassification of trade spending costs (see (a)). Since the appraisal to determine the fair value of acquired assets and assumed liabilities is in process, the allocation of purchase price to identifiable intangible assets is not yet complete. As a result, there is no additional amortization expense included in the Pro Forma Combined Statement of Operations. When the appraisal is complete and amounts are assigned to identifiable intangible assets with definite lives, there will be additional amortization expense included in our statement of operations.

(c) Adjustment to reflect pro forma interest expense associated with debt for the acquisition, refinancing existing debt and amortization of deferred debt issuance costs:

              $200 million senior notes (6.60%)                                             $6,602
              $150 million term A loan (5.37%)                                               3,490
              $200 million term B loan (6.05%)                                               5,994
              Senior revolving credit facility (5.88%)                                       1,184
              Commitment fee on unused portion of the credit facility                          133
              Amortization of debt issuance costs and loan guarantee                         2,002
              Amortization of gain on terminated interest rate swap agreement                 (622)
                                                                                           --------
                   Subtotal                                                                 18,783
              Elimination of interest expense for existing debt repaid                      (8,036)
                                                                                           --------
                                                                                           $10,747
                                                                                           ========

(d) Reflects elimination of fees associated with receivable securitization agreement.

(e) Reflects adjustment to income tax expense for the tax effect of the results of operations for the Acquired Businesses and the pro forma adjustments.

             International Multifoods Corporation and Subsidiaries
              Unaudited Pro Forma Combined Statement of Operations
                        Fiscal Year Ended March 3, 2001
                   (in thousands, except per share amounts)


                                                                                                     Pro Forma
                                                                          Acquired          --------------------------
                                                       Historical        Businesses         Adjustments       Results
                                                      -----------        ----------         -----------     ----------
Net sales                                             $ 2,524,907        $  617,372         $ (115,124)(a) $ 3,027,155
Cost of goods sold                                     (2,335,866)         (337,932)                 -      (2,673,798)
                                                      -----------        ----------         -----------    -----------
 Gross profit                                             189,041           279,440           (115,124)        353,357
Selling, general and administrative                      (137,283)         (183,072)           115,124 (b)    (205,231)
Unusual items                                               3,488                 -                  -           3,488
                                                      -----------        ----------         -----------    -----------
 Operating earnings                                        55,246            96,368                  -         151,614
Interest, net                                             (14,801)                -            (22,295)(c)     (37,096)
Other income (expense), net                                (1,346)                -              1,346 (d)           -
                                                      -----------        ----------         -----------    -----------
 Earnings before income taxes                              39,099            96,368            (20,949)        114,518
Income taxes                                              (17,924)                -            (29,036)(e)     (46,960)
                                                      -----------        ----------         -----------    -----------
 Net earnings                                         $    21,175        $   96,368         $  (49,985)    $    67,558
                                                      ===========        ==========         ===========    ===========
Earnings per share:
 Basic                                                $      1.13                                          $      3.61
 Diluted                                              $      1.12                                          $      3.58

Average shares of common stock outstanding:
 Basic                                                     18,739                                               18,739
 Diluted                                                   18,874                                               18,874

(a) Reflects the reclassification of trade spending costs, which were classified as selling expense by the Acquired Businesses, to a deduction of net sales by Multifoods.

(b) Reflects the reclassification of trade spending costs (see (a)). Since the appraisal to determine the fair value of acquired assets and assumed liabilities is in process, the allocation of purchase price to identifiable intangible assets is not yet complete. As a result, there is no additional amortization expense included in the Pro Forma Combined Statement of Operations. When the appraisal is complete and amounts are assigned to identifiable intangible assets with definite lives, there will be additional amortization expense included in our statement of operations.

(c) Adjustment to reflect pro forma interest expense associated with debt for the acquisition, refinancing existing debt and amortization of deferred debt issuance costs:

              $200 million senior notes (6.60%)                                   $13,204
              $150 million term A loan (5.37%)                                      7,785
              $200 million term B loan (6.05%)                                     12,066
              Senior revolving credit facility (5.88%)                              3,927
              Commitment fee on unused portion of the credit facility                 131
              Amortization of debt issuance costs and loan guarantee                4,152
              Amortization of gain on terminated interest rate swap agreement      (1,243)
                                                                                  --------
                   Subtotal                                                        40,022
              Elimination of interest expense for existing debt repaid            (17,727)
                                                                                  --------
                                                                                  $22,295
                                                                                  ========

(d) Reflects elimination of fees associated with receivable securitization agreement.

(e) Reflects adjustment to income tax expense for the tax effect of the results of operations for the Acquired Businesses and the pro forma adjustments.